Exhibit 10.10

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

NEIMAN MARCUS GROUP LTD LLC

This Amended and Restated Limited Liability Company Agreement of Neiman Marcus Group LTD LLC (the “Company”), dated as of October 28, 2013 (this “Agreement”) is entered into by Mariposa Intermediate Holdings LLC, a Delaware limited liability company, as the sole member (the “Member”).

WHEREAS, the Certificate of Formation of the Company was executed and filed in the office of the Secretary of State of the State of Delaware on October 28, 2013 (the “Certificate of Formation”), thereby forming the Company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”);

WHEREAS, the Member and ACOF Operating Manager IV, LLC, a Delaware limited liability company (the “Class B Member”), entered into a Limited Liability Company Agreement of the Company, dated as of October 28, 2013 (the “Original LLC Agreement”);

WHEREAS, on October 28, 2013, all of the Class B Units (as defined in the Original LLC Agreement) were redeemed and the Class B Member ceased to be a member of the Company; and

WHEREAS, the sole Member now desires to amend and restate the Original LLC Agreement as follows:

1.             Name.  The name of the Company is Neiman Marcus Group LTD LLC.

2.             Certificates.  The Member and each Officer (as defined herein) is an “authorized person” within the meaning of the Act.  The Member or any Officer, as an authorized person, within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed in with the Secretary of State of the State of Delaware.  The Member or any Officer shall execute, deliver and file, or cause the execution, delivery and filing of any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.

3.             Purpose; Term.  The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing. The term of the Company commenced on April 22, 2005.  The existence of the Company will be perpetual, unless the Company is sooner dissolved pursuant to Section 9.

4.             Principal Business Office.  The principal business office of the Company shall be located at One Marcus Square, 1618 Main Street, Dallas, Texas 75201, or such other location as may hereafter be determined by the Member.

5.             Registered Office.  The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

6.             Registered Agent.  The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company.

7.             Member.  The Member is hereby admitted as the member of the Company upon its execution and delivery of this Agreement.  The mailing address of the Member is set forth on Schedule A attached hereto.

8.             Powers.  The business and affairs of the Company shall be managed by the Member.  The Company shall be “member managed” within the meaning of and pursuant to the Act.  At no time shall the Company have any board of managers, board of directors or similar governing body.  The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware.  Notwithstanding any other provision of this Agreement, the Member or any Officer (pursuant to the delegation of authority under Section 17 below), acting alone, is authorized to execute and deliver any document on behalf of the Company without any vote or consent of any other person.

9.             Dissolution.  The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following:  (a) the written consent of the Member, (b) any time there are no members of the Company unless the Company is continued in accordance with the Act, or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

10.          Ownership and Issuance of Units.  The Member owns that number of units, representing membership interests in the Company (the “Units”), as appears opposite its name on Schedule A attached hereto.

11.          Capital Contributions.  The Member is not required to make any contribution to the capital of the Company.  However, the Member may, at any time and in its sole discretion, make additional contributions to the capital of the Company.

12.          Tax Treatment.  The Company shall be treated as an association taxable as a corporation for all tax purposes (and consistent therewith shall have an election under U.S. Treasury Regulations Section 301.7701-3(c) in effect), unless otherwise required by applicable law.

13.          Distributions.  Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its Units if such distribution would violate the Act or other applicable law.

14.          Assignments.  The Member may at any time assign in whole or in part its Units, including pursuant to or in connection with a pledge of such Units to a creditor of the Member or the Company.  If the Member transfers all of its Units pursuant to this Section 14, the transferee (including any creditor or any of its assignees following the exercise of remedies in respect of the applicable pledge to such creditor of the Member’s Units) shall be admitted to the Company as a member upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement.  Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

15.          Resignation.  The Member may at any time resign from the Company.

16.          Admission of Additional Members.  One or more additional members of the Company may be admitted to the Company with the prior consent of the Member; provided, however, that the Member hereby consents to the admission to the Company of any creditor of the Member or the Company (or any of its assignees) upon the exercise by such creditor (or any of its assignees) of remedies in respect of the applicable pledge to such creditor of the Member’s Units.

17.          Officers.  The Member may, from time to time as it deems advisable, select natural persons who are employees or agents of the Company and designate them as officers of the Company (the “Officers”) and assign titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person.  Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office.  The Member may delegate to any Officer any of the Member’s powers under this Agreement, including, without limitation, the power to bind the Company.  Any delegation pursuant to this Section 17 may be revoked at any time by the Member.  An Officer may be removed with or without cause by the Member.  The initial officers of the Company shall be as follows:

Karen W. Katz	President and Chief Executive Officer
James E. Skinner	Executive Vice President, Chief Operating Officer and Chief Financial Officer
James J. Gold	President and Chief Executive Officer, Specialty Retail
John E. Koryl	President, Neiman Marcus Direct
Joshua Schulman	President, Bergdorf Goodman
Tracy M. Preston	Senior Vice President, General Counsel and Assistant Secretary
Joseph N. Weber	Senior Vice President, Chief Human Resources Officer
Michael R. Kingston	Senior Vice President and Chief Information Officer
Thomas J. Lind	Senior Vice President, Corporate Business Strategies
Wayne A. Hussey	Senior Vice President, Properties and Store Development
Wanda Gierhart	Senior Vice President, Chief Marketing Officer
Stacie R. Shirley	Senior Vice President, Finance and Treasurer
T. Dale Stapleton	Senior Vice President, Chief Accounting Officer
W. Craig Johnson	Vice President, Tax
Nina Kern	Vice President, Associate Relations
Kim Yee	Vice President, Assistant General Counsel, Transactions & Compliance
Margaret Lesesne	Vice President, Assistant General Counsel, Litigation
Scott M. Seale	Vice President, Benefits
Heather Logsdon	Vice President, Compensation, HRIS and HR Administration
Eric Artho	Vice President, Corporate Finance and Assistant Treasurer
Kurt Beall	Vice President, Chief Audit Executive
Brenda A. Sanders	Corporate Secretary

18.          Liability of Member.  Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

19.          Governing Law.  This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

20.          Separability of Provisions.  Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

21.          Amendments.  This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

22.          Sole Benefit of Member.  Except as expressly set forth in Sections 14 and 16, the provisions of this Agreement (including Section 11) are intended solely to benefit the Member and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Member or of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and the Member shall not have any duty or obligation to any creditor of the Company or of the Member to make any contributions or payments to the Company.

23.          Exculpation and Indemnification.  No Member or Officer shall be liable to the Company or any other person or entity who is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or Officer by this Agreement, except that a Member or an Officer shall be liable for any such loss, damage or claim incurred by reason of such Member’s or Officer’s gross negligence or willful misconduct.  To the full extent permitted by applicable law, a Member or Officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member or Officer by reason of any act or omission performed or omitted by such Member or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or Officer by this Agreement, except that no Member or Officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member or Officer by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 23 shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.

24.          Nonexclusivity of Indemnification.  The indemnification provided by, or granted pursuant to, Section 23 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under this Agreement, the Certificate of Formation, the agreement or vote of the Member or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The provisions of this Section 24 shall not be deemed to preclude the indemnification of any person who is not specified in Section 23 but whom the Company has the power or obligation to indemnify under the provisions of the Act, or otherwise.  To the extent that the Amended and Restated Certificate of Incorporation of Neiman Marcus Group LTD Inc. (the “Corporation”), as amended (the “Charter”), as in effect immediately prior to the Effective Time (as defined in the Agreement and Plan of Merger, dated as of September 9, 2013 (the “Merger Agreement”), by and among NM Mariposa Holdings, Inc., Mariposa Merger Sub LLC and the Corporation) afforded a current or former director or officer of the Company with greater exculpation, indemnification or expense advancement in respect of acts or omissions occurring at or prior to the Effective Time (including in respect of any matters arising in connection with the Merger Agreement and the transactions contemplated thereby) than the provisions of Section 23 and Section 24 of this Agreement, the provisions of the Charter shall govern.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

SOLE MEMBER:

MARIPOSA INTERMEDIATE HOLDINGS LLC

By:	/s/ Brenda Sanders
Name: Brenda Sanders
Title: Secretary

SCHEDULE A

Member

Name	Mailing Address	Units
Mariposa Intermediate Holdings LLC	2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067	1

A-1